Exhibit 10.1

EXTENSION AGREEMENT

This Extension Agreement (“Agreement”) is entered into this 28th day of February 2025, by Predictive Oncology, Inc., a Delaware corporation (the “POI”), and Renovaro, Inc. a Delaware corporation (the, “Renovaro”)(collectively, POI and Renovaro may be referred to as the “Parties”).

BACKGROUND

WHEREAS, POI and Renovaro entered into a definitive Letter agreement dated January 1, 2025 (the “Letter Agreement”) in connection with a merger transaction (the “ Transaction”);

WHEREAS, the Parties of desirous of amending the Letter Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree follows:

1.                The parties agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by reference.

2.                Section 2 of the Letter Agreement is hereby amended to delete the following sentence in recognition that Renovaro shall have no obligation thereunder:

“If the warrant exercise for the full number of such shares in (i) does not happen by January 15, 2025, the Buyer will acquire the unpurchased shares up to a number of shares that does not exceed 19.99% of the Company's issued and outstanding shares on the same terms as were offered to the warrant holders, provided that such shares shall be unregistered.”

3.                Section 3 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

4.                This Letter shall terminate upon the earliest to occur of: (i) the execution and delivery of the definitive purchase agreement by the Company and Buyer and (ii) March 31, 2025. The Parties acknowledge and agree that the Transaction shall be subject to approval by the Company's stockholders.

a.   the Parties agree that if within sixty days from the parties' execution of the definitive agreement the Company is unable to attain such stockholder approval on the Transaction and the Buyer has purchased Company shares as provided in (Paragraph 2) or the equivalent amount of capital is received by the Seller either through a warrant exercise or the Buyers purchase of common shares or a combination thereof representing, in the aggregate, additional investment of not less than $1,000,000, then the Company shall provide the Buyer an exclusive royalty free license to its proprietary biobank of tumor samples and its tumor-specific 3D cell culture models, and all related data and technology for a period of two years from such execution. The Buyer agrees that any existing licensing or third-party contracts the Company has at the time the exclusive license is entered into shall continue and be unaffected by the Buyer's license, including any amendments thereto. Any business generated from the existing licenses will be distributed equally with the Buyer throughout the term of the license.

b.   in the event of the Buyer's purchase or acquisition of any Company shares, the Buyer agrees to vote or have voted all of the Company shares it has acquired in favor of the definitive agreement.

3.               Renovaro shall pay the sum of Five hundred Thousand Dollars ($500,00.00) to POI upon the execution of this Agreement to purchase 467,290 shares at a purchase price of $1.07 per share. Renovaro will purchase an additional 901,298 shares at $1.07 for a purchase price of $964,389 upon the execution of the definitive merger agreement in connection with the Transaction.

4.                POAI hereby affirms all obligations of Renovaro under the Letter Agreement are hereby satisfied in full and that no default under the Letter Agreement exists.

5.               This Agreement shall bind and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

6.               This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute the same instrument.

7.               This Agreement may be executed by facsimile signature and that such facsimile signature shall have the same effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

RENOVARO, INC.

By: /s/ David Weinstein
Name: David Weinstein
Title: CEO

PREDICTIVE ONCOLOGY INC.

By: /s/ Raymond Vennare
Name: Raymond Vennare
Title: CEO

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